CONSENT OF INDEPENDENT
                           CERTIFIED PUBLIC ACCOUNTANT



We hereby consent to the use in this Registration Statement of our report dated November 6, 1995, relating to the consolidated financial statements of FiberCore Incorporated and Subsidiary, and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                         /s/ MOTTLE McGRATH BRANEY & FLYNN, P.C.
                                         ---------------------------------------
                                             MOTTLE McGRATH BRANEY & FLYNN, P.C



Worcester, Massachusetts
January 9, 1997